Exhibit 3

Profile Picture

Banner Image

X, Instagram, and Facebook

Name: Lifting the Vail

Handle (X): @liftingthevail

Handle (Instagram): @liftthevail

Handle (Facebook): Lifting The Vail

Bio: Oasis Group wants to get Vail Resorts (NYSE: MTN) back on its edges for guests, employees and shareholders. #LiftingTheVail

Website: liftingthevail.oasiscm.com

LinkedIn

Name: Lifting the Vail

Tagline: Oasis Group believes Vail Resorts’ (NYSE: MTN) iconic assets can deliver value for guests, employees and shareholders.

Overview:

Oasis Group believes that despite its unique portfolio of irreplaceable mountain resorts, Vail Resorts (NYSE: MTN) has persistently underperformed over the past 10 years. We think Vail needs urgent board change to get back on its edges for guests, employees, and shareholders.

Oasis, which owns about 9.6% of Vail’s stock, believes in the long-term potential for Vail’s iconic resorts, robust competitive position, and highly attractive customer base. But over the last decade, even as Vail’s resort portfolio has more than tripled in size, the company has reported disappointing operating results and stock performance.

The cause? A stagnant guest experience and the board’s failure to provide oversight and accountability. Vail’s stock is down more than 50% over the last five years, erasing more than $8 billion in market value [FactSet and Bloomberg as of October 30, 2026; value destruction based on market capitalization change.]

Oasis has nominated two independent, highly qualified candidates for Vail’s board. Vote the BLUE proxy card today FOR Robert Chapek and M. Ashton Hudson, and WITHHOLD on Michele Romanow, Peter A. Vaughn, and Gregory S. Meyer.

Website: liftingthevail.oasiscm.com

Headlines

•	Lifting the Vail
•	A Case for Change at Vail
•	Vail Shareholders Deserve More
•	A Better Path for Vail
•	Learn About Oasis' Case
•	Vail Down 50%+ in Five Years
•	10 Years of Underperformance
•	Restore Growth at Vail
•	Rethink Vail's Strategy
•	Vail's Path to Value
•	MTN Stock Performance
•	MTN Shareholder Value
•	A Better Experience at Vail
•	Vail Resorts Can Do Better
•	What's Happening at Vail?
•	Better Value at Vail Resorts
•	More Options for Vail Guests
•	Better Food, Better Value
•	Reward Repeat Visits
•	Upgrade Vail's Technology
•	Meet Oasis' Board Nominees
•	Meet Robert Chapek
•	Meet M. Ashton Hudson
•	Who Is Robert Chapek?
•	Who Is M. Ashton Hudson?
•	Vail Resorts Board Nominees
•	Experienced Board Leadership
•	New Leadership for Vail
•	Vote for Oasis' Nominees
•	Who Is Oasis?
•	About Oasis Management
•	A Long-Term Investor
•	Focused on Value Creation
•	Creating Sustainable Growth
•	Committed to Good Governance
•	Why Is Oasis Involved?
•	Oasis Group & Vail

Descriptions

•	Learn why Oasis is seeking change at Vail Resorts and meet its two Board nominees.
•	Meet Robert Chapek and M. Ashton Hudson, Oasis' nominees for the Vail Resorts Board.
•	Explore Oasis' case for restoring growth, strengthening loyalty and creating lasting value
•	Vail shareholders: learn about Oasis' campaign, nominees and blue card voting information.
•	Vail's stock has fallen more than 50% in five years. Explore Oasis' case for change.
•	Oasis says Vail has underperformed its peers for 10 years. See its proposed path to value.
•	Explore Oasis' plan to restore growth, strengthen loyalty & deliver shareholder value.
•	See Oasis' case for improving Vail's strategy, customer experience & operating performance
•	See Oasis' plan to improve value, access and the guest experience at Vail Resorts.
•	Explore ideas for better passes, food, technology and experiences at Vail Resorts.
•	Oasis believes Vail can deliver better value and experiences for guests and shareholders.
•	See Oasis' plan to improve the Vail experience and strengthen long-term performance.
•	Learn about Oasis' nominees and the experience they could bring to the Vail Resorts Board.
•	Explore Chapek and Hudson's experience as executives, investors, operators and directors.
•	See why Oasis believes its nominees can help restore growth and strengthen Vail.
•	Learn about Oasis Management, a long-term investor focused on creating lasting value.
•	See how Oasis works with companies to create value and unlock sustainable growth.
•	Learn about Oasis' approach to long-term investing, value creation & corporate governance.
•	See why Oasis is seeking change at Vail and learn more about the investment firm.